                                                                    EXHIBIT 99.2

     ST. LOUIS--(BUSINESS WIRE)--July 27, 1998--Pinnacle Automation, Inc. and Alvey Systems, Inc. today announced record sales and bookings for the three months and six months ended June 30, 1998.

     For the second quarter ended June 30, 1998, the company reported record sales of $107.5 million, an 18.4 percent increase over sales of $90.7 million for the second quarter of 1997. Record sales at the Distribution Logistics Group (DLG) and the Software Logistics Group (SLG) both contributed to the year-over-year increase in revenues and were supported by record bookings at both operating groups.

     Sales for the six months ended June 30, 1998 were $200.2 million, a record level for the company and a 14.7 percent increase over sales of $174.5 million for the first half of 1997.

     On a consolidated basis, the company reported record bookings of $125.7 million for the quarter ended June 30, 1998, a 27.7 percent increase over the comparable period of 1997. Year-to-date bookings were $217.3 million, a 7.2 percent increase over the same period in 1997. Consolidated backlog as of June 30, 1998 increased to $160.8 million, second only to record backlog of $163.6 million at June 30, 1997 and 11.9 percent above the December 31, 1997 level.

     For the quarter ended June 30, 1998, earnings before interest, taxes, depreciation and amortization (EBITDA) were $8.1 million, which excludes a $2.7 million non-recurring/non-cash write-off for purchased in-process research and development based on a preliminary purchase price allocation for the acquisitions of Software Architects Inc. and Gagnon & Associates, Inc. Second quarter 1998 EBITDA represents an 83.1 percent increase over the 1997 second quarter and was attributable primarily to higher sales, improved operations and the elimination of one-time charges related to second quarter 1997 restructuring efforts.

     EBITDA for the six months ended June 30, 1998 was $14.1 million, which excludes the $2.7 million discussed above. This represents an increase of
50.9 percent over the first six months of 1997.

     "We are pleased with the results of the first half and are proud to note that the second quarter marked four consecutive quarters with extremely positive results in sales, bookings and earnings,'' said Stephen J. O'Neill, president and chief executive officer. "Pinnacle's continuing strong performance is evidence of a sound strategy, effective implementation of that strategy, and our focus on core operations - as outlined by the Board during the restructuring one year ago - and we expect these trends to continue through the remainder of fiscal 1998."

SAFE HARBOR STATEMENT

     The statements contained in this release that are not historical facts are forward-looking statements that involve certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the Company's ability to address and improve operating efficiencies; its ability to continue its sales growth; its ability to enhance competitiveness and meet increasing demand for its products; continued demand for and market acceptance of the Company's products and services; continued expansion of the Company's product offerings; and general economic conditions affecting the Company and its customer base. Investors are also directed to other risks discussed in documents filed by the Company with the Securities and Exchange Commission.

     Pinnacle Automation, Inc. is a leading integrator of material and information flow capabilities, providing customers with solutions to meet all their supply chain needs. The companies produce equipment and related software and controls that enable manufacturers, distributors and retailers to operate their manufacturing plants, distribution centers and warehouses more efficiently.

                         ALVEY SYSTEMS, INC. AND SUBSIDIARIES
                         Consolidated Statement of Operations
                                     (Unaudited)
                                (dollars in thousands)



                                 Three months ended          Six months ended
                                       June 30,                   June 30,
                                  1998         1997          1998         1997
Net sales                       $107,454     $ 90,746      $200,174     $174,483
Cost of goods sold                78,213       69,445       147,855      131,302
Gross profit                      29,241       21,301        52,319       43,181

Selling, general
 and administrative expenses      19,342       15,949        35,507       31,978
Research and development
 expenses                          3,192        2,113         6,039        4,166
Write-off of purchased
 in-process research and
 development costs                 2,700           --         2,700           --
Restructuring costs                   --       15,284            --       15,284
Amortization expense                 381          406           798          832
Other expense(income), net            55           14          (495)          (7)
Operating income (loss)            3,571      (12,465)        7,770       (9,072)

Interest expense                   3,244        3,552         6,702        6,975
Income (loss) before
 income taxes                        327      (16,017)        1,068      (16,047)

Income tax expense (benefit)         553       (5,486)          878       (5,373)
Net income (loss)               $   (226)    $(10,531)     $    190     $(10,674)

Earnings per share (1)                --           --            --           --

(1) Given the historical organization and capital structure of Alvey Systems, Inc., earnings per share information is not considered meaningful or relevant and therefore has not been presented.

                     ALVEY SYSTEMS, INC. AND SUBSIDIARIES
                     Condensed Consolidated Balance Sheet
                            (dollars in thousands)

                                            June 30,    December 31,
                                              1998          1997
                                          (Unaudited)
Assets:
Current assets:
  Cash and cash equivalents                 $  5,151     $  3,142
  Receivables                                 70,003       66,440
  Accumulated costs and earnings in
   excess of billings                         10,706       12,885
  Inventories                                 15,779       17,178
  Other current assets                        15,164       14,000
  Total current assets                       116,803      113,645

Property, plant and equipment, net            35,967       35,459
Other assets                                   7,047        7,537
Goodwill                                      24,859       25,151
                                            $184,676     $181,792

Liabilities and net investment of Parent:
Current liabilities:
  Current portion of long-term debt         $    314     $    274
  Accounts payable                            30,455       33,066
  Accrued expenses                            41,505       41,849
  Customer deposits                            5,492        7,153
  Billings in excess of accumulated
   costs and earnings                         35,085       23,585
  Deferred revenues                            4,639        3,134
  Taxes payable                                2,347          967
  Total current liabilities                  119,837      110,028

Long-term debt                               100,547      106,930
Deferred income taxes and other
 long-term liabilities                        12,622       13,362

Net investment of Parent                     (48,330)     (48,528)
                                            $184,676     $181,792

                     ALVEY SYSTEMS, INC. AND SUBSIDIARIES
                 Condensed Consolidated Statement of Cash Flows
                                 (Unaudited)
                            (dollars in thousands)


                                               Six months ended
                                                   June 30,
                                              1998          1997
Operating activities:
Net income (loss)                           $   190     $ (10,674)
Depreciation and software amortization        2,863         2,320
Amortization                                    798           832
Write-off of purchased in-process research
 and development costs                        2,700            --
Changes in operating assets and liabilities   8,389          (580)
  Net cash provided by (used for) operating
  activities                                 14,940        (8,102)

Investing activities:
Acquisition of subsidiaries                  (3,459)           --
Payments for agreements not to compete         (150)         (150)
Cash payments to dispose of Diamond              --          (363)
Additions to property, plant and
 equipment                                   (2,987)       (3,006)
  Net cash used for investing activities     (6,596)       (3,519)

Financing activities:
Proceeds of borrowings                       36,910        55,600
Payments of debt and capital leases         (43,253)      (44,727)
Other                                             8          (103)
  Net cash provided by (used for) financing
  activities                                 (6,335)       10,770

Net increase (decrease) in cash and cash
 equivalents                                  2,009          (851)
Cash and cash equivalents, beginning of
 period                                       3,142         5,025
Cash and cash equivalents, end of period    $ 5,151       $ 4,174





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